Lucas Energy, Inc. S-8 POS

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Lucas Energy, Inc. (333-195959), of our report dated July 14, 2015, relating to our audit of the financial statements, which appear in the Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2015.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

April 13, 2016